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                                                                  EXHIBIT 1
                                                                  ---------


                             STOCKHOLDERS AGREEMENT

               This STOCKHOLDERS AGREEMENT (the "Agreement") is made and entered into as of this 27th day of January, 1995 by and among each of the parties signatory hereto (each, a "Stockholder") and Magellan Health Services, Inc., a Delaware corporation ("Magellan").

                               W I T N E S S E T H
                               - - - - - - - - - -

               WHEREAS, Charter Medical Corporation ("Charter"), Charter Acquisition Subsidiary, Inc. ("Charter Acquisition") and Magellan have entered into that certain Agreement of Merger, dated as of December 19, 1994 (the "Merger Agreement"), pursuant to which Charter Acquisition, a direct wholly-owned subsidiary of Charter, will merge with and into Magellan and Magellan will be the surviving entity (the "Merger"); and

               WHEREAS, pursuant to the Merger, the Stockholders will receive shares of common stock of Charter ("Charter Common Stock") in exchange for their shares of capital stock (or options exercisable for shares of capital stock) of Magellan; and

               WHEREAS, the parties intend that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and wish to enter into certain agreements with a view to maintaining such qualification; and

               WHEREAS, it is a condition precedent to the consummation of the Merger that the Stockholders enter into an Indemnification Agreement in the form attached to the Merger Agreement as Exhibit E and the Stockholders desire to provide for just and equitable contribution among them with respect to any payments required thereunder; and

               WHEREAS, the parties wish to expressly consent to the Merger and set forth certain rights and obligations relating thereto.

               NOW THEREFORE, In consideration of the foregoing, and in order to ensure that the Merger qualifies as a reorganization within the meaning of Section 368(a) of the Code, the parties, intending to be legally bound, agree as follows:
















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               1.   Definitions.  For purposes of this Agreement,
                    -----------
     capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

               2.   Stockholders; Consent to Merger; Execution of
                    ---------------------------------------------
     Agreements.  Each Stockholder acknowledges and agrees that such
     ----------
     Stockholder's equity interest in Magellan is accurately set forth on
     Schedule I hereto and that the Stockholders shall be entitled to receive allocations of the Aggregate Magellan Consideration in accordance with the exchange ratios set forth on Schedule I hereto. Each Stockholder hereby consents to the execution and delivery by Magellan of the Merger Agreement, the performance of its obligations thereunder and the consummation of the Merger. Each Stockholder hereby agrees to execute and deliver the Registration Rights Agreement and the Indemnification Agreement in substantially the forms attached to the Merger Agreement as Exhibits A and E, respectively, upon the consummation of the Merger.

               3.   Tax Representations and Warranties.  Each Stockholder
                    ----------------------------------
     hereby agrees, represents and warrants that such Stockholder has no plan or intention, directly or indirectly, to Sell (as hereinafter defined) shares of Charter Common Stock which constitute, in the aggregate, 50% or more of the Charter Common Stock to be received by such Stockholder pursuant to the Merger. Such Stockholder acknowledges that he is giving this representation to ensure that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Code and further recognizes that significant adverse tax consequences might result if such representation is not true. For purposes of this Agreement, the term "Sell" shall mean, with respect to any shares of Charter Common Stock, to sell, exchange or otherwise dispose of such shares, to reduce the risk of loss with respect to such shares by short sale or otherwise, or to enter into any agreement to effect any such sale, exchange, disposition or reduction.

               4.   Tax Covenants.  Each Stockholder hereby agrees that,
                    -------------
     prior to the second anniversary of the date of the Merger, such Stockholder will not Sell shares of Charter Common Stock which constitute, in the aggregate, 50% or more of the number of shares of Charter Common Stock received by such Stockholder pursuant to the Merger. Notwithstanding the foregoing, (i) Eric J. Gleacher, in the case of any Stockholder listed on Schedule II hereto, or E. Byron Hensley, Jr., in the case of any Stockholder listed in Schedule III hereto, may agree to permit a Stockholder to sell more than the number of shares of Charter Common Stock permitted by the immediately preceding sentence prior to the


















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     second anniversary of the date of the Merger upon receipt of a written undertaking from one or more other Stockholders listed on the same Schedule not to Sell such number of shares (in addition to the number of shares then subject to the restriction contained in the immediately preceding sentence) prior to such second anniversary, (ii) the restriction contained in the immediately preceding sentence may be reduced or eliminated by a written agreement signed by Stockholders who were issued not less than 66 2/3% of the Charter Common Stock issued in the Merger and (iii) no Stockholder shall have any liability to any other Stockholder for any action taken in conformity with this sentence (whether or not such action affects the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the
     Code).

               5.   Termination of Existing Share Purchase Agreement and
                    ----------------------------------------------------
     Shareholders' Agreement.  Magellan and the Stockholders party thereto
     -----------------------
     hereby agree that, effective upon the consummation of the Merger, the Share Purchase Agreement and the Shareholders' Agreement, each dated as of December 17, 1993, among Magellan and such Stockholders, shall automatically terminate and be of no further force or effect and any claims outstanding thereunder shall automatically be released.

               6.   Contribution.  In order to provide for just and
                    ------------
     equitable contribution among the Stockholders with respect to their obligations under the Indemnification Agreement, other than with respect to representations and warranties made by each Stockholder pursuant to Section 7(b) of the Indemnification Agreement or Sections 3 or 4 of the Registration Rights Agreement (the "Excluded Claims"), each Stockholder hereby agrees that, if one or more Stockholders satisfy or exceed their pro rata shares of a claim by an Indemnified Party pursuant to the Indemnification Agreement (other than an Excluded Claim) or any claim by the Escrow Agent for indemnification under the Escrow Agreement, such Stockholders (collectively, the "Indemnifying Stockholders") shall be entitled to recover from each Stockholder that does not satisfy or exceed its pro rata share of such claim (each a "Contributing Stockholder") an amount (the "Contribution Amount") equal to (i) the fraction obtained by dividing the number of shares of Charter Common Stock issued to such Contributing Stockholder in the Merger by the total number of shares of Charter Common Stock issued to all Stockholders in the Merger, multiplied by (ii) the
                                               -------------
     amount of the claim satisfied by such Indemnifying Stockholders. Within 5 business days of a Contributing Stockholder's receipt of notice from any of the Indemnifying Stockholders of a claim for contribution hereunder, such Contributing Stockholder shall deliver to each of the Indemnifying Stockholders its "proportionate share" of the
























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     Contribution Amount in cash (or wire transfer of immediately available funds), or by the delivery of shares of Charter Common Stock (duly endorsed or accompanied by duly executed instruments of transfer reasonably satisfactory to such Indemnifying Stockholder) having a fair market value, as of the closing under the Merger Agreement, equal to such Indemnifying Stockholder's proportionate share of the Contribution Amount. An Indemnifying Stockholder's "proportionate share" of any Contribution Amount shall be equal to such Contribution Amount multiplied by the fraction obtained by dividing the number of shares of Charter Common Stock issued to such Indemnifying Stockholder in the Merger by the total number of Shares of Charter Common Stock issued to all Indemnifying Stockholders in the Merger.

               7.   Survival.  The representations, warranties and
                    --------
     covenants contained herein shall survive the consummation of the Merger.

               8.   Miscellaneous.
                    -------------
                    a.   Entire Agreement.  This Agreement constitutes the
                         ----------------
     entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                    b.   Certain Events.  Each Stockholder agrees that this
                         --------------
     Agreement and the obligations hereunder shall be binding upon such Stockholder's heirs, guardians, administrators or successors.

                    c.   Assignment.  This Agreement shall not be assigned
                         ----------
     by operation of law or otherwise without the prior written consent of the other parties.

                    d.   Amendments, Waivers, Etc.  This Agreement may not
                         ------------------------
     be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by Stockholders who were issued not less than 91% of the number of shares of Charter Common Stock issued in the Merger.

                    e.   Notices.  All notices, requests, claims, demands
                         -------
     and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service,























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     such as Federal Express, providing proof of delivery.  All communications hereunder shall be delivered to the respective parties
     (i) in the case of any Stockholder listed on Schedule II hereto, c/o Gleacher & Co. Inc., 660 Madison Avenue, 19th Floor, New York, New York 10021 (telecopier: (212) 752-2711), (ii) in the case of Magellan or any Stockholder listed on Schedule III hereto, c/o Magellan Health Services, Inc., 45 Milk Street, Boston, Massachusetts 02109 (telecopier: (617) 654-0527), (iii) in the case of Frank N. Liguori or Olsten Holding Co., 175 Broad Hollow Road, Melville, New York 11747,
     Attention: Frank N. Liguori (telecopier: (516) 844-7266), or (iv) to such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above.

                    f.   Severability.  Whenever possible, each provision
                         ------------
     or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                    g.   Remedies Cumulative.  All rights, powers and
                         -------------------
     remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning or the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

                    h.   No Waiver.  The failure of any party hereto to
                         ---------
     exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

                    i.   No Third Party Beneficiaries.  This Agreement is
                         ----------------------------
     not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

























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                    j.   Governing Law.  This Agreement shall be governed
                         -------------
     and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

                    k.   Descriptive Headings.  The descriptive headings
                         --------------------
     used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                    l.   Counterparts.  This Agreement may be executed in
                         ------------
     one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same original instrument.

               IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                    MAGELLAN HEALTH SERVICES, INC.

                                    By:  /s/ Thomas P. Riley
                                       -------------------------------
                                      Name:  Thomas P. Riley
                                       Title: President and Chief
                                              Operating Officer


                                      /s/ Gregory T. Tornes
                                    ----------------------------------
                                    Gregory T. Torres


                                      /s/ Gerald M. Bereika
                                    ----------------------------------
                                    Gerald M. Bereika


                                      /s/ Peter P. Polloni
                                    ----------------------------------
                                    Peter P. Polloni


                                      /s/ Peter W. Mair
                                    ----------------------------------
                                    Peter W. Mair


                                      /s/ Elizabeth J. Hopper
                                    ----------------------------------
                                    Elizabeth J. Hopper























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                                      /s/ Eric J. Gleacher
                                    ----------------------------------
                                    Eric J. Gleacher


                                      /s/ James Goodwin
                                    ----------------------------------
                                    James Goodwin


                                      /s/ Charles G. Phillips
                                    ----------------------------------
                                    Charles G. Phillips


                                      /s/ H. Conrad Meyer
                                    ----------------------------------
                                    H. Conrad Meyer


                                      /s/ Richard A. Derbes
                                    ----------------------------------
                                    Richard A. Derbes


                                      /s/ Emil W. Henry, Jr.
                                    ----------------------------------
                                    Emil W. Henry, Jr.


                                      /s/ Robert W. Kitts
                                    ----------------------------------
                                    Robert W. Kitts


                                      /s/ Jeffrey H. Tepper
                                    ----------------------------------
                                    Jeffrey H. Tepper


                                      /s/ Robert A. Engel
                                    ----------------------------------
                                    Robert A. Engel


                                      /s/ Andrew Gilman
                                    ----------------------------------
                                    Andrew Gilman






























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                                      /s/ Marie A. Gentile
                                    ----------------------------------
                                    Marie A. Gentile


                                    GLEACHER 7 INVESTORS L.P.

                                    By:  Gleacher & Co. Inc.,
                                         its General Partner

                                    By:  /s/ Emil W. Henry, Jr
                                       ---------------------------------
                                        Name:  Emil W. Henry, Jr.
                                        Title: Vice President


                                    OLSTEN HOLDING CO.

                                    By:  /s/ William Costantini
                                       ---------------------------------
                                        Name:  William Costantini
                                        Title: Sr. Vice President and
                                               General Counsel


                                      /s/ Eric J. Gleacher
                                    ----------------------------------
                                    Eric J. Gleacher,
                                      as custodian for
                                      Jay S. Gleacher


                                      /s/ Eric J. Gleacher
                                    ----------------------------------
                                    Eric J. Gleacher
                                      as custodian for
                                      Patricia G. Gleacher


                                      /s/ Eric J. Gleacher
                                    ----------------------------------
                                    Eric J. Gleacher,
                                      as custodian for
                                      William R. Gleacher


                                      /s/ James E. Gleacher
                                    ----------------------------------
                                    James E. Gleacher


                                      /s/ John G. Gleacher
                                    ----------------------------------
                                    John G. Gleacher

























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                                      /s/ Sarah E. Gleacher
                                    ----------------------------------
                                    Sarah E. Gleacher


                                      /s/ Diane Hensley Ramponi
                                    ----------------------------------
                                    Diane Hensley Ramponi,
                                      as Trustee of the Lauren
                                      Carroll Education Trust


                                      /s/ Thomas P. Riley
                                    ----------------------------------
                                    Thomas P. Riley,
                                      as Trustee of the Lauren
                                      Carroll Education Trust


                                      /s/ Christina Hensley Bair
                                    ----------------------------------
                                    Christina Hensley Bair


                                      /s/ Christina Hensley Bair
                                    ----------------------------------
                                    Christina Hensley Bair,
                                      as Trustee of the Emily
                                      Cristina Bair Education Trust


                                      /s/ Thomas P. Riley
                                    ----------------------------------
                                    Thomas P. Riley,
                                      as Trustee of the Emily
                                      Cristina Bair Education Trust


                                      /s/   Christina Hensley Bair
                                    ----------------------------------
                                     Christina Hensley Bair
                                      as Trustee of the Nicholas
                                      Hensley Bair Education Trust


                                      /s/ Thomas P. Riley
                                    ----------------------------------
                                    Thomas P. Riley,
                                      as Trustee of the Nicholas
                                      Hensley Bair Education Trust


                                      /s/ Martha Faye Koysh
                                    ----------------------------------
                                    Martha Faye Koysh























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                                      /s/ Lana Hensley Hoffman
                                    ----------------------------------
                                    Lana Hensley Hoffman


                                      /s/ Ruth Ann Roberts
                                    ----------------------------------
                                    Ruth Ann Roberts


                                      /s/ E. Byron Hensley, Jr.
                                    ----------------------------------
                                    E. Byron Hensley, Jr.


                                      /s/ Susan MacKenzie
                                    ----------------------------------
                                    Susan MacKenzie,
                                      as Trustee of the Jameson
                                      Robert Riley Education Trust


                                      /s/ Mark Morin
                                    ----------------------------------
                                    Mark Morin,
                                      as Trustee of the Jameson
                                      Robert Riley Education Trust

                                      /s/ Susan MacKenzie
                                    ----------------------------------
                                    Susan MacKenzie,
                                      as Trustee of the Katlyn
                                      MacKenzie Riley Education Trust


                                      /s/ Mark Morin
                                    ----------------------------------
                                    Mark Morin,
                                      as Trustee of the Katlyn
                                      MacKenzie Riley Education Trust


                                      /s/ Susan MacKenzie
                                    ----------------------------------
                                    Susan MacKenzie,
                                      as Trustee of the Bethany
                                      Ann Riley Education Trust

                                      /s/ Mark Morin
                                    ----------------------------------
                                    Mark Morin,
                                      as Trustee of the Bethany
                                      Ann Riley Education Trust























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                                      /s/ Thomas P. Riley
                                    ----------------------------------
                                    Thomas P. Riley

                                    HARRIS & HARRIS GROUP, INC.

                                    By:  /s/ Robert B. Schulz
                                       -------------------------------
                                        Name:  Robert B. Schulz
                                        Title: President and Chief
                                               Operating Officer


                                      /s/ Donald R. Monack
                                    ----------------------------------
                                    Donald R. Monack


                                      /s/ Leonard O. Henry
                                    ----------------------------------
                                    Leonard O. Henry


                                      /s/ Janice L. Quiram
                                    ----------------------------------
                                    Janice L. Quiram

                                      /s/ Alan L. Hollis
                                    ----------------------------------
                                    Alan L. Hollis


                                      /s/ Lois Simon
                                    ----------------------------------
                                    Lois Simon


                                      /s/ Wayne J. Stelk
                                    ----------------------------------
                                    Wayne J. Stelk

                                      /s/ William F. Murdy
                                    ----------------------------------
                                    William F. Murdy


                                      /s/ Frank N. Liguori
                                    ----------------------------------
                                    Frank N. Liguori